UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2011

LANDAUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9788 (Commission File Number)	06-1218089 (IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 755-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On November 14, 2011, Landauer, Inc. (“Landauer”) acquired all of the outstanding equity interests of IZI Medical Products, LLC, a leading provider of high quality medical consumable accessories used in radiology, radiation therapy, and image guided surgery procedures (“IZI”), for a purchase price of $93 million in cash, subject to customary post-closing adjustments (the “Acquisition”). The Acquisition was completed pursuant to a Securities Purchase Agreement, dated as of November 14, 2011 (the “Purchase Agreement”), among Landauer, IZI Holdings, LLC (the “Seller”) and certain members of the Seller (the “Seller Members”). A portion of the purchase price was applied to repay the outstanding indebtedness of IZI and certain unpaid expenses incurred by IZI, the Seller and the Seller Members in connection with the transaction. Landauer also deposited $9.3 million of the purchase price into an escrow account, which will be held for a period of 14 months and applied to the settlement of the Seller Members’ indemnification obligations, if any, under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the Seller, the Seller Members and Landauer, including a non-competition covenant by the Seller and certain Seller Members. Under the Purchase Agreement, the Seller Members are obligated, subject to certain limitations, to indemnify Landauer for breaches of the Seller’s and the Seller Members’ representations and warranties, failures by the Seller or the Seller Members to perform post-closing covenants and certain additional matters.

Credit Agreement

On November 14, 2011, Landauer entered into a five-year revolving Credit Agreement (the “New Credit Agreement”) with BMO Harris Bank N.A. (“BMO Harris”) as administrative agent, the lenders party thereto (collectively, the “Lenders”) and PNC Bank, National Association as syndication agent (“PNC Bank”), pursuant to which, subject to the conditions set forth in the New Credit Agreement, the Lenders committed to provide a senior secured reducing revolving credit facility of up to $175 million plus an additional $25 million post-closing accordion feature (the “Revolver”). Landauer borrowed approximately $132.9 million under the Revolver to finance the Acquisition, to refinance existing indebtedness and to fund certain fees and expenses associated with the closing of the Revolver.

The Revolver will mature on November 14, 2016, and will be secured by a first-priority perfected security interest in substantially all of the tangible and intangible assets of Landauer and its existing and future material domestic subsidiaries (the “Guarantors”), including a pledge of 100% of the stock of each domestic subsidiary and a pledge of 66% of the stock of each first-tier foreign subsidiary.

Borrowings under the Revolver will bear interest, at Landauer’s option, at a rate equal to either (a) the rate per annum for deposits in U.S. Dollars as reflected on the Reuters Screen LIBOR01 as of 11:00 a.m. (London, England time) for the interest period relevant to such borrowing (adjusted for any statutory reserve requirements for Eurocurrency liabilities) plus the applicable margin (the “LIBO Rate”) or (b) the greatest of (i) the federal funds rate for the borrowing day plus 0.5%, (ii) the prime rate in effect on the borrowing day and (iii) the LIBO Rate for deposits in dollars for a one month interest period on the borrowing day plus 1.0%, plus the applicable margin.

Loans under the Revolver may be prepaid at any time without penalty with same-day written notice, subject to, in the case of Loans bearing interest on the LIBO Rate, payment of customary breakage costs for prepayments made prior to the last day of the applicable interest period.

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The New Credit Agreement includes customary covenants for facilities of this type, including limitations on indebtedness, liens, investments and acquisitions, loans and advances, mergers and consolidations, sales of assets, and dividends, stock repurchases and other restricted payments.

In addition, the New Credit Agreement requires that Landauer maintain a minimum net worth at all times of $65 million, maintain a maximum leverage ratio ranging between 3.00 to 1.00 and 2.50 to 1.00 as applicable for each fiscal quarter and maintain a minimum fixed charge coverage ratio ranging between 1.15 to 1.00 and 1.35 to 1.00 as applicable for each fiscal quarter.

The New Credit Agreement also includes customary events of default, including but not limited to failure to pay any principal when due or any interest, fees or other amounts within three business days when due, default under any covenant or any agreement in any loan document, cross-default with other debt agreements, bankruptcy and change of control.

The foregoing summaries of the Purchase Agreement and the New Credit Agreement are qualified in their entirety by the terms and conditions of the Purchase Agreement and the New Credit Agreement, which are filed as Exhibits 2.1 and 10.1 to this report, respectively, and are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the closing of the Acquisition, Landauer terminated the Loan Agreement, dated as of October 5, 2007, between Landauer and U.S. Bank National Association, as amended on June 17, 2009, February 12, 2010 and October 31, 2010 (the “Old Credit Agreement”). The Old Credit Agreement provided for a total unsecured commitment of $50 million scheduled to mature on October 31, 2013. No early termination penalties were incurred by Landauer in connection with the termination of the Old Credit Agreement. In connection with the closing of the Acquisition, the Old Credit Agreement was replaced by the New Credit Agreement described in Item 1.01, above. The information under the heading “Credit Agreement” in Item 1.01 of this report is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information under the heading “Purchase Agreement” in Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading “Credit Agreement” in Item 1.01 of this report is incorporated by reference into this Item 2.03.

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Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements of IZI called for by Item 9.01(a) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after November 18, 2011, the date by which this Current Report must be filed pursuant to General Instruction B.1 of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma information called for by Item 9.01(b) of Form 8-K reflecting Landauer’s acquisition of IZI will be filed by amendment or otherwise within 71 calendar days after November 18, 2011, the date by which this Current Report must be filed pursuant to General Instruction B.1 of Form 8-K.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1	Securities Purchase Agreement, dated as of November 14, 2011, by and among Landauer, Inc., IZI Holdings, LLC and the Seller Members party thereto.

10.1	Credit Agreement, dated as of November 14, 2011, among Landauer, Inc., BMO Harris Bank N.A., as administrative agent, the lenders party thereto and PNC Bank, National Association as syndication agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

November 17, 2011	By:	/s/ William E. Saxelby
William E. Saxelby
President and Chief Executive Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Securities Purchase Agreement, dated as of November 14, 2011, by and among Landauer, Inc., IZI Holdings, LLC and the Seller Members party thereto.

10.1	Credit Agreement, dated as of November 14, 2011, among Landauer, Inc., BMO Harris Bank N.A., as administrative agent, the lenders party thereto and PNC Bank, National Association as syndication agent.